CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                     OF THE
                                   MPLC, INC.

                        Pursuant to a Court Order by the
                Bankruptcy Court for the District of Connecticut
                General Corporation Law of the State of Delaware

      MPLC, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            1. The name of the corporation is MPLC, Inc.

            2. The First Paragraph of Paragraph Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                        "FOURTH: The total number of shares of stock which the
                  Corporation shall have the authority to issue is seventy-six million (76,000,000) shares, consisting of (i) one million (1,000,000) shares of Preferred Stock, $.10 par value (the "Preferred Stock") and (ii) seventy-five million (75,000,000 shares of Common Stock, $.01 par value (the "Common Stock")."

            3. The Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was ordered by the Bankruptcy Court for the District of Connecticut, Case No. 04-50145 (AHWS), in an order dated January 25, 2005. The Corporation had filed for bankruptcy protection on February 6, 2004,

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

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President on this 8th day of April 8, 2005.

                                                     MPLC, INC.


                                                     By: /s/ David Allen
                                                         -----------------------
                                                         David Allen
                                                         President


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